 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 3, 2026, Evolus, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Eclipse Business Capital LLC, as administrative agent (the “Agent”) and the lenders party thereto.

The Loan Agreement provides for a senior secured asset-based revolving credit facility of up to $30.0 million (the “Revolving Credit Facility”), subject to a borrowing base formula based on eligible accounts receivable and eligible inventory, in each case reduced by customary reserves. The Revolving Credit Facility includes an uncommitted accordion feature of up to $10.0 million, exercisable subject to lender consent and other conditions. The Revolving Credit Facility is subject to a minimum utilization requirement of $10.0 million and matures on March 3, 2029.

Borrowings under the Revolving Credit Facility bear interest at a rate equal to adjusted term secured overnight financing rate (“SOFR”) (subject to a floor of 2.0%) plus an applicable margin of 4.25%, which is subject to downward adjustments based on certain coverage ratio and excess availability. The Revolving Facility and the Accordion Facility are subject to a closing fee equal to 1.0% and prepayment fees equal to 3.0% during the first year, 2.0% during the second year, and zero percent thereafter, subject to certain exceptions.

All obligations of the Company under the Loan Agreement are secured by substantially all of the assets of the Company, subject to customary exceptions.

The Loan Agreement requires the Company to maintain minimum excess availability at all times and limits capital expenditures. The Loan Agreement contains customary representations and warranties, affirmative and negative covenants and events of default, including cross-defaults to other material indebtedness, bankruptcy and insolvency-related events and a change of control. Upon the occurrence and continuation of an event of default, the Agent may terminate the commitments, accelerate all outstanding obligations and exercise remedies with respect to the collateral.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On March 3, 2026, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2025. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement and the Revolving Credit Facility is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1‡*	Loan and Security Agreement, dated March 3, 2026, by and among the Company, Eclipse Business Capital, LLC, as agent, and the lenders thereto
99.1	Press Release of Evolus, Inc., dated March 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

‡ Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
* Certain Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: March 3, 2026	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer